SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):
                               May 7, 2001

                   NATIONAL HEALTH & SAFETY CORPORATION
          (Exact name of registrant as specified in its charter)


               UTAH                        0-24778          87-0505222
  (State or other jurisdiction of        (Commission      (IRS Employer
  incorporation or organization)        File Number)    Identification No.)


                            3811 BEE CAVE ROAD
                            AUSTIN, TEXAS 78746
                  (Address of principal executive office)

                Issuer's telephone number:  (512) 328-0433

ITEM 5    OTHER EVENTS

     National Health & Safety Corporation has signed an agreement with New Benefits, Inc., of Dallas, Texas, to provide enrollment and processing of new members, fulfillment of membership kits, renewal notification, and member support and other administrative services for our medical benefits discounts program. A press release announcing the change in its offices and operations is attached as an exhibit to this Report.


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EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION

99.1      Press Release dated May 7, 2001.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              National Health & Safety Corporation


May 7, 2001                   /S/ Gary Davis
                              ------------------------------
                              Gary Davis, President

                               EXHIBIT 99.1

                           FOR IMMEDIATE RELEASE

National Health & Safety Corp. Retains New Benefits, Inc. for Back Office Operations

AUSTIN, Texas - May 7, 2001 - PRNewswire - National Health & Safety Corporation (OTC BB: NHLT), has retained the services of New Benefits, Inc. to facilitate a high volume implementation of its medical benefits discount program. This contract affiliation provides National Health & Safety's wholly owned subsidiary, MedSmart Healthcare Network, Inc., with the capability to sell and distribute a large volume of membership discount cards quickly and efficiently, enabling prompt fulfillment of the company's contracts with existing and future customers. New Benefits has pioneered a customizable, fully automated membership fulfillment process with the capacity to generate up to 4,000 membership cards per hour.

Under the terms of the new agreement, MedSmart will outsource certain administrative functions to New Benefits, including enrollment and processing of new members, fulfillment of membership kits, renewal notification, and member support through live representatives, a toll-free automated referral system and the Internet. Working with New Benefits will allow MedSmart to concentrate its resources on marketing and business development efforts that it anticipates will significantly increase its membership base and revenues.

MedSmart conducted an extensive survey of the non-insurance healthcare benefits marketplace to find a company that would best complement its own capabilities. An analysis of all the major competitors led to the selection of New Benefits as the top choice. "New Benefits' experience, infrastructure, and focus on providing top-notch customer service is a tremendous fit with our front office marketing and distribution strategies," said Gary J. Davis, President & CEO of National Health & Safety and MedSmart. "It provides a new foundation on which MedSmart can implement a viable business model. We look forward to a relationship that will allow MedSmart to re-establish its discount card services business."

About National Health & Safety Corporation
Through its wholly owned subsidiary, MedSmart Healthcare Network, Inc., National Health & Safety Corporation markets and distributes a comprehensive medical benefits discount program, designed to serve the millions of consumers who do not have health insurance coverage, or who are underinsured by their healthcare plans. Marketed to employers, groups and associations, the program provides individual consumers and families with access to top quality healthcare services at substantial savings. Participating members have access to over 300,000 health care professionals and facilities throughout the U.S. including physicians, pharmacies, vision and hearing care specialists, dentists, chiropractors, counselors, and more. Organizations may offer the MedSmart program as a stand-alone benefit, a low-cost alternative to health insurance, or an enhancement to an existing group health insurance policy.

For further information, contact Gary Ennis at 512-328-0433 x23 or gennis@medsmartinc.com.

About New Benefits, Inc.
Founded in 1989, New Benefits is an established OEM leader in designing, manufacturing and packaging healthcare related products and services on a national basis. New Benefits is a privately held company based in Dallas, Texas. Its subsidiaries include Coast to Coast Vision, UHS Chiropractic and Mail Order Pharmacy. Its Chairman & CEO, Joel Ray, has more than 20 years experience in the ancillary healthcare benefits industry, and has been recognized in FORBES, BUSINESS WEEK and various other publications for his insight and contributions to the industry. The company's client list includes such companies as Avon, Exxon, Seabury & Smith, American Fidelity Assurance Company, Transamerica Assurance Company, AEGON, and Marsh & McLennan. New Benefits services a membership base of more than 8 million cardholders.

New Benefits develops discount non-insurance healthcare benefits programs that can be custom tailored to meet any client company's specific needs. All benefits programs are supported by innovative technology incorporating proprietary software, working in tandem with a high speed, four-color, Xerox DocuColor electronic publishing system. New Benefits maintains an on-site member services call center to assist members with questions, comments and provider location referrals, and offers 24-hour provider referrals via a toll-free automated system and the Internet.

Safe Harbor Statement
This news release contains "forward-looking statements" which may be identified by their use of forward-looking terminology such as "goals," "believes," "anticipates," "intends" and "expects" and similar words. Such forward-looking statements include, but are not limited to, statements regarding our expected growth and other guidance regarding future financial performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. The forward-looking statements contained in this news release are made as of the date hereof and National Health & Safety Corporation does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

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